Exhibit 99.2

Wellgistics Health, Inc. Announces Closing of $4.0 Million Initial Public Offering

Tampa, Florida, Feb. 24, 2025 (GLOBE NEWSWIRE) — Wellgistics Health, Inc. (the “Company”), a holding company for various existing and planned strategic businesses centered around healthcare technology and pharmaceutical services, today announced the closing of its initial public offering (the “Offering”) of 888,889 shares of its common stock at a public offering price of $4.50 per share. The shares have been approved for listing on the Nasdaq Capital Market and commenced trading on February 21, 2025, under the ticker symbol “WGRX.”

The Company received $4.0 million in gross proceeds from the Offering, before deducting underwriting discounts and other related expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital, marketing initiatives, and capital expenditures.

The Offering was conducted on a firm commitment basis. Craft Capital Management LLC and D. Boral Capital LLC acted as underwriters for the Offering (the “Underwriters”). Dykema Gossett PLLC acted as counsel to the Company, and Sichenzia Ross Ferrance Carmel LLP acted as counsel to the Underwriters in connection with the Offering.

A registration statement on Form S-1 relating to the Offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) (File Number: 333-280925) and was declared effective by the SEC on February 14, 2025. The Offering is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus relating to the Offering may be obtained from Craft Capital Management LLC by standard mail to Craft Capital Management LLC, 377 Oak St, Lower Concourse, Garden City, NY 11530 or by email at info@craftcm.com, or by telephone at +1(516)-833-1325; or from D. Boral Capital LLC by standard mail to D. Boral Capital LLC, 590 Madison Ave 39th Floor, New York, NY 10022, or by email at info@dboralcapital.com, or by telephone at +1(212)-970-5150. In addition, copies of the prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Wellgistics Health, Inc.

Wellgistics Health is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. Wellgistics Health is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, Wellgistics Health intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. For more information, please visit the Company’s website: https://wellgisticshealth.com/

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company’s statements regarding the expected trading of its common stock on the Nasdaq Capital Market and the closing of the Offering. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

IR@wellgistics.com